EXHIBIT 4.14


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("U.S. SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN EXEMPTION THEREFROM. HEDGING TRANSACTIONS INVOLVING THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANTS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATIONS, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS FOUR MONTHS AND ONE DAY FROM ISSUE DATE].

              Right to Purchase up to [*] Shares of Common Stock of

                          PACIFIC ENERGY RESOURCES LTD.

                   (subject to adjustment as provided herein)

                          COMMON STOCK PURCHASE WARRANT

Certificate No.[_____]                                   Number of Warrants: [*]


                                                         Issue Date: [_________]

         VOID AFTER 5:00 P.M. LOCAL TIME, [THREE YEARS FROM ISSUE DATE]

         PACIFIC ENERGY RESOURCES LTD., a corporation organized under the laws of the State of Delaware (the "CORPORATION"), hereby certifies that, for value received, NAME & ADDRESS or its assigns (the "HOLDER"), is entitled, subject to the terms set forth below, to purchase from the Corporation (as defined herein) from and after the Issue Date of this Common Stock Purchase Warrant ("WARRANT") and at any time or from time to time before 5:00 p.m. local time through the close of business on [THREE YEARS FROM ISSUE DATE] (the "EXPIRATION Date"), up to [O] fully paid and nonassessable shares of Common Stock (as hereinafter defined), at the applicable Exercise Price (as defined below) per share. The number and character of such shares of Common Stock and the applicable Exercise Price per share are subject to adjustment as provided herein.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                  (a) The term "COMMON STOCK" includes (i) the Corporation's common stock, par value $0.0001 per share; and (ii) any other securities into which or for which any of the securities described in the preceding clause (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                  (b) The term "CORPORATION" includes Pacific Energy Resources Ltd. and any corporation which shall succeed to, or assume the obligations of, Pacific Energy Resources Ltd. hereunder.

                  (c) The term "EXCHANGE RATE" means, in relation to any amount of currency to be converted into U.S. dollars pursuant to this Warrant, the U.S. dollar exchange rate as published in the Wall Street Journal from time to time.

                  (d) The "EXERCISE PRICE" applicable under this Warrant shall be CAD $1.70 per Common Share (subject to adjustment pursuant to SECTION 5).

                  (e) The term "OTHER SECURITIES" refers to any stock (other than Common Stock) and other securities of the Corporation or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to SECTION 4 or otherwise.

                  (f) The term "SUBSCRIPTION AGREEMENT" means the Subscription Receipt Subscription Agreement between the Corporation and the Holder, duly accepted by the Corporation on January 25, 2007.

                  (g) The term "WARRANT AGENT" means Computershare Trust Company of Canada, or such other warrant agent as may be appointed by the Corporation pursuant to the Warrant Indenture.

                  (h) The term "WARRANT INDENTURE" means the warrant indenture, together with all other instruments supplemental or ancillary thereto, dated as of December 28, 2006 between the Corporation and the Warrant Agent.

         All other defined terms have the meaning attributed to them in the Subscription Agreement.

1.       EXERCISE OF WARRANT.
         --------------------

         1.1 NUMBER OF SHARES ISSUABLE UPON EXERCISE. From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery to the Corporation of this Warrant Certificate, an original copy of an exercise notice in the form attached hereto as EXHIBIT A (the "SUBSCRIPTION FORM") duly completed and executed and the satisfaction of the surrender and payment requirements of SECTION 2, the number of shares of Common Stock of the Corporation set forth in the Subscription Form, subject to adjustment pursuant to SECTION 5.

         1.2 FAIR MARKET VALUE. For purposes hereof, the "FAIR MARKET VALUE" of a share of Common Stock as of a particular date (the "DETERMINATION DATE") shall mean:

                  (a) If the Corporation's Common Stock is traded or the Toronto Stock Exchange ("TSX"), then the average of the U.S. dollar equivalent (calculated at the prevailing Exchange Rate on each day) of the closing or last sale price reported for the twenty (20) trading days immediately preceding the Determination Date.

                  (b) If the Corporation's Common Stock is not traded on the TSX but is traded on the Nasdaq Global Select Market, Global Market or Capital Stock Market (collectively, "NASDAQ"), the American Stock Exchange ("AMEX") or another national exchange, the average of the closing or last sale price reported for the twenty (20) trading days immediately preceding the Determination Date.

                  (c) If the Corporation's Common Stock is not traded on the TSX, Nasdaq or AMEX, but is quoted on the NASD OTC Bulletin Board, then the mean of (i) the average of the closing bid price and (ii) the average of the closing ask price, in each case reported for the twenty
         (20) trading days immediately preceding the Determination Date.

                  (d) If the Corporation's Common Stock is not publicly traded, then as the Holder and the Corporation agree or in the absence of agreement by arbitration in accordance with the rules then in effect of the American Arbitration Association before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

         1.3 CORPORATION ACKNOWLEDGMENT. The Corporation will, at the time of the exercise of the Warrant, upon the request of the Holder acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Corporation to afford to such Holder any such rights.

         1.4 REGISTRATION STATEMENT. The Corporation will prepare and file the Registration Statement (defined in the Subscription Agreement) in accordance with the terms of the Registration Rights Agreement attached to the Subscription Agreement.

         1.5 LEGENDS.

                  (a) Each certificate for Common Stock issued upon exercise of this Warrant shall bear the following legend:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("U.S. SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN EXEMPTION THEREFROM. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT."

         and

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"); HOWEVER, PRIOR TO [THE DATE THAT IS FOUR MONTHS AND ONE DAY FROM ISSUE DATE] THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON TSX PRIOR TO SUCH DATE."

         (b) If shares of Common Stock are issued to a Canadian resident upon exercise of this Warrant prior to [THE DATE THAT IS FOUR MONTHS AND ONE DAY FROM ISSUE DATE], each certificate for such shares of Common Stock shall, in addition to the legend in SECTION 1.5(a), bear the following legend:

         "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS FOUR MONTHS AND ONE DAY FROM ISSUE DATE]."

2.       PROCEDURE FOR EXERCISE.
         -----------------------

         2.1 APPOINTMENT OF WARRANT AGENT. The principal office of the Warrant Agent in the Cities of Vancouver, British Columbia and Toronto, Ontario, have been appointed the warrant agent to receive subscriptions for Common Shares and payments from the Holder on exercise of this Warrant Certificate. This Warrant Certificate, the duly completed and executed Subscription Form and a certified or official bank check shall be deemed to be surrendered to the Warrant Agent only upon personal delivery thereof or, if sent by post or other means of transmission, upon receipt thereof by the Warrant Agent at the offices specified above. If mail is used for delivery of a Warrant Certificate, for the protection of the Holder, registered mail should be used and sufficient time should be allowed to avoid the risk of late delivery.

         2.2 DELIVERY OF STOCK CERTIFICATES, ETC., ON EXERCISE. The Corporation agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the owner of record of such shares as of the close of business on the date on which the duly completed and executed Subscription Form, this Warrant Certificate and payment for such shares shall have been received by the Corporation in accordance herewith. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) business days thereafter, the Warrant Agent upon the Corporation instruction and at the Corporation's expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise. As to any fraction of a share that the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Corporation shall pay to such Holder an amount in cash equal to such fraction multiplied by the Fair Market Value of one share of Common Stock on the date of exercise. Following a partial exercise of this Warrant prior to the Expiration Date, the Warrant Agent shall cancel this Warrant Certificate and, within five business days, execute and deliver to the Holder a new Warrant Certificate of like tenor covering the remaining balance of the shares of Common Stock subject to this Warrant Certificate.

         2.3 EXERCISE. Payment may be made by certified or official bank check payable to the order of the Corporation equal to the applicable aggregate Exercise Price, for the number of Common Shares specified in such Subscription Form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder in accordance with the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

         2.4 REPRESENTATION. The Holder of this Warrant has represented to the Corporation that it is acquiring this Warrant for its own account and not with a view toward, or for resale in connection with, the public sale or distribution of this Warrant or the underlying shares of Common Stock, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Holder of this Warrant further represented that as of the Issue Date, the Holder was an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act, and if a Canadian resident, is also an "accredited investor" as that term is defined in National Instrument 45-106. Upon exercise of this Warrant, the Holder shall, if requested by the Corporation, confirm in writing, in a form satisfactory to the Corporation, representations concerning the shares of Common Stock underlying this Warrant, in substantially the form of the first sentence of this SECTION 2.4.

3.       WARRANT INDENTURE.
         ------------------

         This Warrant Certificate represents warrants of the Corporation issued or issuable under the provisions of the Warrant Indenture, to which reference is hereby made for particulars of the rights of the holders of the Warrant Certificates, the Corporation and the Warrant Agent in respect thereof and the terms and conditions upon which the Warrants represented hereby are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth in full, to all of which the Holder by acceptance hereof assents, it being expressly understood that the provisions of the Warrant Indenture and this Warrant Certificate are for the sole benefit of the Corporation, the Warrant Agent and the Warrantholders. A copy of the Warrant Indenture may be obtained on request without charge from the Warrant Agent at 510 Burrard Street, 3rd Floor, Vancouver, British Columbia, Canada V6C 3B9,
Attn: Manager, Corporate Trust, telephone: (604) 661-9400.

4.       EFFECT OF REORGANIZATION, ETC.; ADJUSTMENT OF EXERCISE PRICE.
         -------------------------------------------------------------

         4.1 REORGANIZATION, CONSOLIDATION, MERGER, ETC. If at any time or from time to time, the Corporation (a) effects a reorganization, (b) consolidates with or merges into any other person, or (c) transfers all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Corporation, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Corporation whereby the Holder of this Warrant, on the exercise hereof as provided in SECTION 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in SECTION 5.

         4.2 DISSOLUTION. In the event of any dissolution of the Corporation following the transfer of all or substantially all of its properties or assets, the Corporation, concurrently with any distributions made to holders of its Common Stock, shall at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable) receivable by the Holder of this Warrant pursuant to SECTION 4.1, or if the Holder also instructs the Corporation, to a bank or trust company specified by the Holder as trustee for the Holder (the "TRUSTEE").

         4.3 CONTINUATION OF TERMS. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this SECTION 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Corporation, whether or not such person shall have expressly assumed the terms of this Warrant as provided in SECTION 5. If this Warrant does not continue in full force and effect after the consummation of the transactions described in this SECTION 4, then the Corporation's securities and property (including cash, where applicable) receivable by the Holder of this Warrant will be delivered to the Holder or the Trustee as contemplated by
SECTION 4.2.

5.       EXTRAORDINARY EVENTS REGARDING COMMON STOCK.
         --------------------------------------------

         If the Corporation (a) issues additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock or any preferred stock issued by the Corporation, (b) subdivides its outstanding shares of Common Stock, or (c) combines its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this SECTION 5. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided herein in SECTION 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this SECTION 5) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this SECTION 5) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise.

6.       CERTIFICATE AS TO ADJUSTMENTS.
         ------------------------------

         In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrant as provided for in SECTION 4 OR 5 above, the Corporation at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Corporation for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Corporation will forthwith mail or cause to be mailed a copy of each such certificate to the Holder of this Warrant and any warrant agent of the Corporation.

         6.1 RESOLUTION OF QUESTIONS. If any question arises with respect to the adjustments provided in SECTIONS 4, 5 OR 6 above, such question shall be conclusively determined by the Corporation's auditors or, if they are unable or unwilling to act, by such firm of chartered accountants as is appointed by the Corporation and is acceptable to the Warrant Agent. Such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation, the Warrant Agent and the Warrantholders.

         6.2 ADDITIONAL ACTIONS. As a condition precedent to the taking of any action which would require an adjustment in any of the rights under the Warrant Indenture, the Corporation will take any action which may, in the opinion of counsel to the Corporation, be necessary in order that the Corporation, or any successor to the Corporation or successor to the undertaking or assets of the Corporation, will be obligated to and may validly and legally issue all the Common Shares, Warrants or other securities or property which the Warrantholders would be entitled to receive thereafter on the exercise thereof in accordance with the provisions hereof.

         6.3 NOTICE TO WARRANT AGENT. With respect to the certificate referred to in SECTION 6, at least ten (10) days before the earlier of the effective date of or record date for any event referred to in SECTION 4 OR 5 that requires or might require an adjustment in any of the rights under the Warrant Indentures, the Corporation will:

                  (i) file with the Warrant Agent a Certificate of the Corporation specifying the particulars of such event and, to the extent determinable, any adjustment required and the computation of such adjustment; and

                  (ii) give notice to the Warrantholders of the particulars of such event and, to the extent determinable, any adjustment required.

Such notice need only set forth such particulars as have been determined at the date such notice is given. If any adjustment for which such notice is given is not then determinable, promptly after such adjustment is determinable the Corporation will:

                  (iii) file with the Warrant Agent a Certificate of the Corporation showing the computation of such adjustment; and

                  (iv)     give notice to the Warrantholders of such adjustment.

Where a notice pursuant to this SECTION 6 has been given, the Warrant Agent shall be entitled to act and rely on any adjustment calculation of the Corporation or of the Corporation's auditors.

7.       RESERVATION OF STOCK, ETC. ISSUABLE ON EXERCISE OF WARRANT.
         -----------------------------------------------------------

         The Corporation will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

8.       ASSIGNMENT; EXCHANGE OF WARRANT.
         --------------------------------

         Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "TRANSFEROR") in whole or in part. On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of EXHIBIT B (the "TRANSFEROR ENDORSEMENT FORM"), together with evidence reasonably satisfactory to the Corporation demonstrating compliance with applicable securities laws in a manner consistent with the restrictive legend on this Warrant, the Warrant Agent at the Corporation's expense (but with payment by the Transferor of any applicable transfer taxes), will cause to be issued and delivered to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "TRANSFEREE"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

9.       REPLACEMENT OF WARRANT.
         -----------------------

         On receipt of evidence reasonably satisfactory to the Warrant Agent and the Corporation of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement and surety bond reasonably satisfactory in form and amount to the Warrant Agent and the Corporation, the Warrant Agent at the Holder's expense and Holder's payment of charges of the Corporation and the Warrant Agent, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

10.      EXERCISE RESTRICTIONS.
         ----------------------

         10.1 LIMITATION ON NUMBER OF SHARES ISSUABLE. Notwithstanding anything contained herein to the contrary, the rights represented by this Warrant shall not be exercisable by the Holder and the Corporation shall not give effect to any such exercise, if and solely to the extent that after giving effect to such exercise, the Holder, together with any person or company acting jointly or in concert with the Holder with respect to the voting of voting securities of the Corporation (the "JOINT ACTORS") would in the aggregate directly or indirectly own or exercise control or direction over the voting of that number of voting securities of the Corporation (not including shares subject to a warrant as to which no notice of exercise and corresponding payment has been delivered) that is 19.99% or greater of the total issued and outstanding voting securities of the Corporation after giving effect to such exercise.

         10.2 PROVISION OF OFFICER'S CERTIFICATE. Prior to exercising the rights represented by this Warrant, the Holder shall provide the Corporation with an officer's certificate stating the number of voting securities of the Corporation held by the Holder and its Joint Actors, if any, as of the date provided for in the exercise notice (the "OFFICER'S CERTIFICATE") and the Corporation shall be entitled to rely on the Officer's Certificate in making any determinations regarding the total issued and outstanding voting securities of the Corporation to be held by the Holder and its Joint Actors, if any, after giving effect to the exercise. The execution of the Subscription Form by the Holder will suffice as the Holder's acknowledgement of compliance with such exercise limits as set forth in this SECTION 10.

11.      TRANSFER ON THE CORPORATION'S BOOKS.
         ------------------------------------

         Until this Warrant is transferred on the books of the Corporation, the Corporation may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12.      NOTICES, ETC.
         -------------

         All notices and other communications from the Corporation to the Holder of this Warrant shall be delivered by ordinary surface or air mail, postage prepaid, addressed to the Holder or delivered at their respective address appearing on the register of Holders.

13.      MISCELLANEOUS.
         --------------

         Notwithstanding any provision to the contrary contained in this Warrant, no Common Stock will be issued pursuant to the exercise of this Warrant if the issuance of such securities may constitute a violation of the securities laws of any applicable jurisdiction. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF CALIFORNIA OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA. The Holder and the Corporation shall submit to the jurisdiction of such courts and waive trial by jury. Notwithstanding the foregoing, the performance or discharge by the Warrant Agent of any of its rights, powers, duties or responsibilities under the Warrant Indenture shall be construed only in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. If any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.

         IN WITNESS WHEREOF, the Corporation has executed this Warrant as of the date first written above.

                                                PACIFIC ENERGY RESOURCES LTD.


                                                By: ____________________________
                                                     P.C. Devlin, Director



         This Warrant is one of the Warrant Certificates referred to in the Warrant Indenture dated December 28, 2006 between the Corporation and the undersigned, as Warrant Agent.

                                               COMPUTERSHARE TRUST COMPANY OF
                                               CANADA

                                               By:______________________________

                                               Name:____________________________

                                               Title:___________________________